UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

ExcelFin Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40933	86-2933776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 Kingsley Park Drive Fort Mill, South Carolina	29715
(Address of principal executive office)	(Zip Code)

(917) 209-8581

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	XFINU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	XFIN	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	XFINW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On October 26, 2023, ExcelFin Acquisition Corp. (the “Company”) and ExcelFin SPAC LLC (the “Sponsor”) entered into an Amended and Restated Promissory Note in the aggregate principal amount of up to $1,500,000. The Amended and Restated Promissory Note had originally been issued by the Company to the Sponsor on March 18, 2021 (as amended on October 25, 2021, May 3, 2023 and October 31, 2023). The sole purpose of this amendment was to extend the maturity date from the previous business combination deadline of April 25, 2024 to the new business combination deadline of July 25, 2024, which was approved by the Company’s stockholders at a special meeting held on April 25, 2024. The maturity date of the Amended and Restated Promissory Note is the earlier of (i) July 25, 2024 or (ii) the date on which the Company consummates its initial business combination.

The foregoing disclosures set forth in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Promissory Note, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 25, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, in person or by proxy, the holders of 6,977,880 shares of the Company’s Class A common stock (“Common Stock”) constituting 87.96% of the issued and outstanding voting capital stock of the Company entitled to vote, and, therefore, a quorum, were present at the Special Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Special Meeting.

Extension Amendment Proposal

To consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company must effectuate an initial business combination from April 25, 2024 to July 25, 2024 (the “Extension Amendment Proposal”).

The Extension Amendment Proposal was approved. The voting results of the shares of the Common Stock were as follows:

For	Against	Abstentions
6,972,107	6,154	0

Redemption Limitation Amendment Proposal

To consider and vote upon a proposal to amend the Company’s Charter (the “Redemption Limitation Amendment Proposal”) to eliminate from the Charter the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.

The Extension Amendment Proposal was approved. The voting results of the shares of the Common Stock were as follows:

For	Against	Abstentions
6,977,959	302	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 662,217 shares of Class A common stock properly exercised their rights to redeem their shares for cash.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Amended and Restated Promissory Note
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024	ExcelFin Acquisition Corp.

	By:	/s/ Joe Ragan
	Name:	Joe Ragan
	Title:	Chief Executive Officer & Chief Financial Officer